Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350
(Section 906 of the Sarbanes – Oxley Act of 2002)

        In connection with the filing by Senior Housing Properties Trust (the “Company”) of the Amendment No. 2 to the Annual Report on Form 10-K for the period ending December 31, 2003 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934. And

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy Barry M. Portnoy Managing Trustee	/s/ David J. Hegarty David J. Hegarty President and Chief Operating Officer
/s/ Gerard M. Martin Gerard M. Martin Managing Trustee	/s/ John R. Hoadley John R. Hoadley Treasurer and Chief Financial Officer